CLIMACHEM, INC.

              $105,000,000 10 % Senior Notes due 2007


                   REGISTRATION RIGHTS AGREEMENT


                                             November 26, 1997




     Wasserstein Perella Securities, Inc.
     31 W. 52nd Street
     New York, New York  10019

     Ladies and Gentlemen:

               CLIMACHEM, INC., an Oklahoma corporation (the "Company"), is issuing and selling to Wasserstein Perella Securities, Inc. (the "Initial Purchaser"), upon the terms set forth in a Purchase Agreement, dated as of November 21, 1997 (the "Purchase Agreement"), $100,000,000 aggregate principal amount of its 10 % Senior Notes due 2007, Series A, including the guarantees endorsed thereon (the "Notes"). As an inducement to the Initial Purchaser to enter into the Purchase Agreement, the Company and the guarantors (the "Guarantors") named in the Purchase Agreement agree with the Initial Purchas-

     er, for the benefit of the holders of the Securities
     (defined below) (including, without limitation, the Initial Purchaser), as follows:

     1.   Definitions

               Capitalized terms used herein without defini-

     tion shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

               Advice:  See Section 6(s).

               Agreement:  This Registration Rights Agreement.

               Applicable Period:  See Section 2(f).

               Business Days: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

               Closing Date:  November 26, 1997.

               Effectiveness Date: The 150th day following the Closing Date.

               Effectiveness Period:  See Section 3(a).

               Event Date:  See Section 4(a).

               Exchange Act:  The Securities Exchange Act of
     1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

               Exchange Offer:  See Section 2(a).

               Exchange Offer Registration Statement:  See
     Section 2(a).

               Exchange Securities:  10 % Senior Notes due
     2007, Series B, of the Company, including like guarantees endorsed thereon, identical in all respects to the Notes, except for references to series and restrictive legends.

               Filing Date:  The 60th day following the
     Closing Date.

               Holder:  Each holder of Registrable Securities.

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
          Indenture: The Indenture, dated the date hereof, between the Company and Bank One, NA, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time, in accordance with the terms thereof.

               Initial Shelf Registration:  See Section 3(a).

               Liquidated Damages Amount:  See Section 4(a).

               Losses:  See Section 8(a).

               NASD:  The National Association of Securities
     Dealers, Inc.

               Participating Broker-Dealer:  See Section 2(f).

               Person: An individual, trustee, corporation, limited liability company, partnership, joint stock company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof, union, business association, firm or other entity.

               Private Exchange:  See Section 2(g).

               Private Exchange Securities:  See Section 2(g).

               Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registra-tion statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospec-tus.

               Registrable Securities:  (i) Notes, (ii)
     Private Exchange Securities and (iii) Exchange Securities received in the Exchange Offer that may not be sold without restriction under federal or state securities law.

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
               Registration Statement: Any registration statement of the Company that covers any of the Securi-ties pursuant to the provisions of this Agreement, in-cluding the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

               Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC.

               Rule 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

               Rule 415: Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

               SEC:  The Securities and Exchange Commission.

               Securities:  The Notes, the Private Exchange
     Securities and the Exchange Securities, collectively.

               Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promul-gated thereunder.

               Shelf Notice:  See Section 2(i).

               Shelf Registration: The Initial Shelf Regis-tration and any Subsequent Shelf Registration.

               Special Counsel: Counsel chosen by the holders of a majority in aggregate principal amount of Securi-ties.

               Subsequent Shelf Registration:  See Section
     3(b).

               TIA: The Trust Indenture Act of 1939, as amended.

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
               Trustee: The trustee under the Indenture and, if any, the trustee under any indenture governing the Exchange Securities or the Private Exchange Securities.

               Underwritten Registration or Underwritten
     Offering:   A registration in which securities of the
     Company are sold to an underwriter for reoffering to the public.

     2.   Exchange Offer

               (a) The Company and the Guarantors shall (i) prepare and file with the SEC promptly after the date hereof, but in no event later than the Filing Date, a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities
     Act with respect to a proposed offer (the "Exchange
     Offer") to the Holders to issue and deliver to such Holders, in exchange for the Notes, a like aggregate principal amount of Exchange Securities, (ii) use their best efforts to cause the Exchange Offer Registration Statement to become effective as promptly as practicable after the filing thereof, but in no event later than the Effectiveness Date, (iii) keep the Exchange Offer Regis-tration Statement effective until the consummation of the Exchange Offer pursuant to its terms, and (iv) unless the Exchange Offer would not be permitted by a policy of the SEC, commence the Exchange Offer and use their best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration State-ment is declared effective, Exchange Securities in ex-change for all Notes tendered prior thereto in the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpreta-tion of the Staff of the SEC.

               (b)  The Exchange Securities shall be issued
     under, and entitled to the benefits of, the Indenture or a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA).

               (c) In connection with the Exchange Offer, the Company and the Guarantors shall:


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
               (i)  mail to each Holder a copy of the
     Prospectus forming part of the Exchange Offer Registra-tion Statement, together with an appropriate letter of transmittal that is an exhibit thereto and related documents;

                    (ii) keep the Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

                    (iii)     utilize the services of a
     depository for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

                    (iv) permit Holders to withdraw tendered
     Notes at any time prior to the close of business, New
     York time, on the last Business Day on which the Exchange
     Offer shall remain open; and

                    (v)  otherwise comply with all laws appli-
     cable to the Exchange Offer.

               (d) As soon as practicable after the close of the Exchange Offer, the Company and the Guarantors shall:

                    (i)  accept for exchange all Notes validly
     tendered and not validly withdrawn pursuant to the Ex-change Offer;

                    (ii) deliver to the Trustee for cancella-tion all Notes so accepted for exchange; and

                    (iii)     cause the Trustee promptly to
     authenticate and deliver to each Holder of Notes, Exchange Securities equal in aggregate principal amount to the Notes of such Holder so accepted for exchange.

               (e)  Interest on each Exchange Security and
     Private Exchange Security will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes. Each Exchange Security and Private Exchange Security shall bear interest at the rate set forth thereon; provided that interest with respect to the

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
     period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes from time to time during such period.

               (f)  The Company and the Guarantors shall
     include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," containing a summary statement of the positions taken or policies made by the Staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"). Such "Plan of Distribution" section shall also allow the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including (without limitation) all Participating Brokers-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities. The Company shall use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirement of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Securities; provided that such period shall not exceed 180 days after consummation of the Exchange Offer (as such period may be extended pursuant to the last paragraph of Section 6 hereof (the "Applicable Period")).

               (g) If, prior to consummation of the Exchange Offer, the Initial Purchaser holds any Notes acquired by it and having the status as an unsold allotment in the initial distribution, the Company shall, upon the request of the Initial Purchaser, simultaneously with the delivery of the Exchange Securities in the Initial Ex-change Offer, issue (pursuant to the same indenture as the Exchange Securities) and deliver to the Initial Purchaser, in exchange for the Securities held by the Initial Purchaser (the "Private Exchange"), a like principal amount of debt securities of the Company that are identical to the Exchange Securities (the "Private Exchange Securities"). The Private Exchange Securities shall bear the same CUSIP number as the Exchange Securities.

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
               (h)  The Company may require each Holder
     participating in the Exchange Offer to represent to the Company that at the time of the consummation of the Exchange Offer (i) any Exchange Securities received by such Holder in the Exchange Offer will be acquired in the ordinary course of its business, (ii) such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities within the meaning of the Securities Act or resale of the Exchange Securities in violation of the Securities Act and (iii) if such Holder is not a broker-dealer, that it is not engaged in and does not intend to engage in, the distribution of the Exchange Securities,
     (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospec-tus, as required by law, in connection with any resale of such Exchange Securities, and (v) if such Holder is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act applicable to it.

               (i)  If (i) prior to the consummation of the
     Exchange Offer, either the Company or the Holders of a majority in aggregate principal amount of Registrable Securities determines in its or their reasonable judgment that (A) the Exchange Securities would not, upon receipt, be tradeable by the Holders thereof without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable Blue Sky or state securities laws, or (B) the interests of the Holders under this Agreement, taken as a whole, would be materially adversely affected by the consummation of the Exchange Offer, (ii) applicable interpretations of the Staff of the SEC would not permit the consummation of the Exchange Offer prior to the Effectiveness Date, (iii) subsequent to the consummation of the Private Exchange but within one year of the Closing Date, the Initial Purchaser so requests, (iv) the Exchange Offer is not consummated within 180 days of the Closing Date for any reason or (v) in the case of any Holder not permitted to participate in the Exchange Offer or of any Holder participating in the Exchange Offer that receives Exchange Securities that may not be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act) and, in either case contemplated by this clause (v), such Holder notifies the Company within six months of consummation of the

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
     Exchange Offer, then the Company shall promptly deliver to the Holders (or in the case of any occurrence of the event described in clause (v) hereof, to any such Holder) and the Trustee notice thereof (the "Shelf No-tice") and shall as promptly as possible thereafter file an Initial Shelf Registration pursuant to Section 3.

     3.   Shelf Registration

               If a Shelf Notice is required to be delivered pursuant to Section 2(i)(i), (ii), (iii) or (iv), then this Section 3 shall apply to all Registrable Securi-ties. Otherwise, upon consummation of the Exchange Offer in accordance with Section 2, the provisions of this section shall apply solely with respect to (i) Notes held by any Holder thereof not permitted to participate in the Exchange Offer and (ii) Exchange Securities that are not freely tradeable as contemplated by Section 2(i)(v) hereof.

               (a) Initial Shelf Registration. The Company and the Guarantors shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration"). If the Company and the Guarantors have not yet filed an Exchange Offer, the Company and the Guarantors shall file with the SEC the Initial Shelf Registration on or prior to the Filing Date. Otherwise, the Company and the Guarantors shall use their best efforts to file the Initial Shelf Registration within 20 days of the delivery of the Shelf Notice or as promptly as possible following the request of the Initial Purchaser. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting regis-tration of such Registrable Securities for resale by such holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company and the Guarantors shall (i) not permit any securities other than the Registrable Securities to be included in any Shelf Registration, and
     (ii) use their best efforts to cause the Initial Shelf Registration to be declared effective under the Securi-ties Act as promptly as practicable after the filing thereof and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date that is 24 months from the Effectiveness Date (subject to extension pursuant to the last paragraph of Section 6 hereof) (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable

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
     Securities covered by the Initial Shelf Registration have been sold or (ii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act.

               (b)  Subsequent Shelf Registrations.  If any
     Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company and the Guarantors shall use their best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company and the Guarantors shall use their best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effec-tiveness Period less the aggregate number of days during which the Initial Shelf Registration, and any Subsequent Shelf Registration, was previously effective.

     4.   Liquidated Damages.

               (a)  The Company and the Guarantors acknowl-
     edge and agree that the holders of Registrable Securi-ties will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if the Company and the Guarantors fail to fulfill their obligations hereunder. Accordingly, in the event of such failure, the Company and the Guarantors jointly and severally agree to pay liquidated damages to each Holder under the circumstances and to the extent set forth below:

               (i)   if neither the Exchange Offer Registra-
     tion Statement nor the Initial Shelf Registration has been filed with the SEC on or prior to the Filing Date;
     or


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
               (ii) if neither the Exchange Offer
     Registration Statement nor the Initial Shelf Registra-tion is declared effective by the SEC on or prior to the Effectiveness Date; or

               (iii)     if the Company has not exchanged
     Exchange Securities for all Notes validly tendered in accordance with the terms of the Exchange Offer within 30 business days after the date on which an Exchange
     Offer Registration Statement is declared effective by the SEC; or

               (iv) if a Shelf Registration is filed and declared effective by the SEC but thereafter ceases to be effective without being succeeded within 30 days by a Subsequent Shelf Registration filed and declared effec-tive;

     (each of the foregoing a "Registration Default," and the date on which the Registration Default occurs being referred to herein as an "Event Date").

               Upon the occurrence of any Registration
     Default, the Company shall pay, or cause to be paid (and the Guarantors hereby guarantee the payment of), in addition to amounts otherwise due under the Indenture and the Registrable Securities, as liquidated damages, and not as a penalty, to each holder of a Registrable Security, an additional amount (the "Liquidated Damages Amount") equal to one-half of one percent (0.5%) per annum of the principal amount of the Registrable Securities held by such Holder during the first 90-day period immediately following such Event Date, increasing by an additional one-half of one percent (0.5%) per annum of the principal amount of such Registrable Securities during each subsequent 90-day period up to a maximum Liquidated Damages Amount equal to two percent (2.0%) per annum of the principal amount of the Registrable Securities; provided that such liquidated damages will, in each case, cease to accrue (subject to the occurrence of another Registration Default) on the date on which all Registration Defaults have been cured. A Registration Default under clause (i) above shall be cured on the date that either the Exchange Offer Regis-tration Statement or the Initial Shelf Registration is filed with the SEC; a Registration Default under clause
     (ii) above shall be cured on the date that either the Exchange Offer Registration Statement or the Initial Shelf Registration is declared effective by the SEC; a

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     Registration Default under clause (iii) above shall be
     cured on the earlier of the date (A) the Exchange Offer is consummated with respect to all Notes validly ten-dered or (B) an Initial Shelf Registration is declared effective; and a Registration Default under clause (iv) above shall be cured on the earlier of (A) the date on which the applicable Shelf Registration is no longer subject to an order suspending the effectiveness thereof or proceedings relating thereto or (B) a new Subsequent Shelf Registration is declared effective.

               (b)  The Company shall notify the Trustee
     within five Business Days after each Event Date. The Company shall pay the liquidated damages due on the Registrable Securities by depositing with the Trustee, in trust, for the benefit of the Holders thereof, by 12:00 noon, New York City time, on or before the appli-cable semi-annual interest payment date for the Regis-trable Securities, immediately available funds in sums sufficient to pay the liquidated damages then due. The Liquidated Damages Amount due shall be payable on each interest payment date to the record holder of Registra-ble Securities entitled to receive the interest payment to be made on such date as set forth in the Indenture.

     5.   Hold-Back Agreements

               The Company and the Guarantors agree (i) without the prior written consent of the Holders of a majority of the aggregate principal amount of the then outstanding Securities, not to effect any public or pri-vate sale or distribution (including a sale pursuant to Regulation D under the Securities Act) of any securities (other than the Securities) the same as or substantially similar to those covered by a Registration Statement filed pursuant to Section 2 or 3 hereof, or any securities convertible into or exchangeable or exercis-able for such securities, during the 10 days prior to, and during the 90-day period beginning on, (A) the effective date of any Registration Statement filed pursuant to Sections 2 and 3 hereof unless the Holders of a majority in aggregate principal amount of Registrable Securities to be included in such Registra-tion Statement consent or (B) the commencement of an underwritten public distribution of Registrable Securi-ties, where the managing underwriter so requests; and
     (ii) to cause each holder of such securities (other than the Securities) that are the same as or substantially

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
     similar to Registrable Securities issued at any time after the date of this Agreement (other than securities purchased in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such periods, including a sale pursuant to Rule 144 or Rule 144A.

     6.   Registration Procedures

               In connection with the registration of any Securities pursuant to Sections 2 or 3 hereof, each of the Company and the Guarantors shall effect such registrations pursuant to the terms of this Agreement to permit the sale of such Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company and the Guarantors shall:

               (a) Prepare and file with the SEC, as soon as practicable after the date hereof but in any event on or prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 or 3, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, that, if (i) such filing is pursuant to Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registration Statement or Pro-spectus or any amendments or supplements thereto, the Company and the Guarantors shall, if requested, furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, their Special Counsel, each Participating Broker-Dealer, the managing underwriters, if any, and their counsel a reasonable opportunity to review and make available for inspection by such Persons copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed, such financial and other information and books and re-cords of the Company and the Guarantors, and cause the officers, directors and employees of the Company and the Guarantors, Company counsel and independent certified public accountants of the Company, to respond to such inquiries, as shall be necessary, in the opinion of respective counsel to such Holders, Participating Broker-Dealer and underwriters, to conduct a reasonable investigation within the meaning of the Securities Act.

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     The Company may require each Holder to agree to keep
     confidential any non-public information relating to the Company received by such Holder and not disclose such information (other than to an Affiliate or prospective purchaser who agrees to respect the confidentiality provisions of this Section 6(a)) until such information has been made generally available to the public unless the release of such information is required by law or necessary to respond to inquiries of regulatory authori-ties (including the National Association of Insurance Commissioners, or similar organizations or their successors). Neither the Company nor the Guarantors shall file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, their Special Counsel, any Participating Broker-Dealer or the managing underwriters, if any, or their counsel shall reasonably object.

               (b)  Provide an indenture trustee for the
     Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture (or other indenture relating to the Registrable Securities) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connec-tion therewith, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

               (c) Prepare and file with the SEC such amend-ments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the time periods required hereby; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable thereto with respect to the disposition of all securities covered by such Registration Statement, as so amended, or in such

     Prospectus, as so supplemented, in accordance with the intended methods of distribution set forth in such Registration Statement or Prospectus as so amended.

               (d)  Furnish to such selling Holders and
     Participating Broker-Dealers who so request (i) upon the Company's receipt, a copy of the order of the SEC de-claring such Registration Statement and any post-effec-tive amendment thereto effective and (ii) such reasonable number of copies of such Registration State-ment and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Pro-spectus), and such reasonable number of copies of the final Prospectus as filed by the Company pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act, and (iv) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section), as any such Person may reasonably request. The Company and the Guarantors hereby consent to the use of the Prospectus by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amend-ment thereto.

               (e)  If (A) a Shelf Registration is filed
     pursuant to Section 3 or (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, notify the selling Holders of Registrable Securities, their Special Counsel, each Participating Broker-Dealer and the managing underwriters, if any, promptly (but in any event within two Business Days), and confirm such notice in writing, (i) when a Prospec-tus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose,
     (iii) if, at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities, the representations and warranties of the Company or any of the Guarantors contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) below cease to be true and correct in any material respect, (iv) of the receipt by the Company or any of the Guarantors of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securi-

     ties or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the contemplation, initiation or threatening of any proceeding for such purpose, (v) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

               (f) Use its reasonable efforts to register or qualify, and, if applicable, to cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, Securities to be included in a Registration Statement for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or the managing underwriters reasonably request in writing; and, if Securities are offered other than through an Underwritten Offering, the Company shall cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 6(f) at the expense of the Company; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Securities covered by the applicable Registration Statement, provided, however, that none of the Company or the Guarantors shall be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) to take action that would subject it to general service of process in any jurisdiction where it is not so subject or (iii) subject it to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then subject.

               (g) Use its reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Securities for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible time.

               (h)  If (A) a Shelf Registration is filed
     pursuant to Section 3 or (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, and if requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Securities, (i) promptly incorporate in a Prospectus or post-effective amendment such information as the managing underwriters, if any, or such Holders reasonably request to be included therein required to comply with any applicable law and (ii) make all required filings of such Pro-spectus or such post-effective amendment as soon as practicable after the Company has received notification of such matters required by Applicable Law to be incorporated in such Prospectus or post-effective amendment.

               (i)  If (A) a Shelf Registration is filed
     pursuant to Section 3 or (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust

     Company ("DTC"); and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request.

               (j)  If (i) a Shelf Registration is filed
     pursuant to Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 6(e)(v) or 6(e)(vi) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (k)  Use its reasonable efforts to cause the
     Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if appro-priate, if so requested by the Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement or the managing underwriters, if any.

               (l) Prior to the effective date of the first Registration Statement relating to the Securities, (i) provide the applicable trustee with printed certificates for the Securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for each of the Securities.

               (m)  Use its reasonable efforts to cause all
     Securities covered by such Registration Statement to be listed on each securities exchange, if any, on which similar debt securities issued by the Company are then listed.

               (n) If a Shelf Registration is filed pursuant to Section 3, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold) in order to expedite or facilitate the regis-tration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration,
     (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in Underwritten Offerings, and confirm the same if and when reasonably requested; (ii) obtain an opinion of counsel to the Company (which counsel and opinion (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in principal amount of the Registrable Securities being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings; (iii) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company (and, if necessary, any other independent certi-fied public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters and each selling Holder, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with Underwritten Offerings and such other matters as reasonably requested by underwriters; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Regis-trable Securities being sold and the managing under-writers, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company.

               (o)  Comply with all applicable rules and
     regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year)
     (i) commencing on the first day of the fiscal quarter following each fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

               (p) Upon consummation of an Exchange Offer or Private Exchange, obtain an opinion of counsel to the Company (in form, scope and substance reasonably satis-factory to the Initial Purchaser), addressed to all Holders participating in the Exchange Offer or Private Exchange, as the case may be, to the effect that (i) the Company and the Guarantors have duly authorized, executed and delivered the Exchange Securities or the Private Exchange Securities, as the case may be, and the Indenture and (ii) the Exchange Securities or the Private Exchange Securities, as the case may be, and the Indenture constitute legal, valid and binding obliga-tions of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their respective terms, except as such enforcement may be subject to (x) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (y) general principles of equity (regard-less of whether such enforcement is sought in a proceed-ing in equity or at law).

               (q) If an Exchange Offer or Private Exchange is to be consummated, upon delivery of the Registrable Securities by such Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securi-ties, as the case may be, the Company shall mark, or caused to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in ex-change for the Exchange Securities or the Private Ex-change Securities, as the case may be; in no event shall such Registrable Securities be marked as paid or other-wise satisfied.

               (r) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposi-tion of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

               (s)  Use its best efforts to take all other
     steps necessary to effect the registration of the Regis-trable Securities covered by a Registration Statement contemplated hereby.

               The Company may require each seller of Regis-trable Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Company such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Securities or Exchange Securities as the Company may, from time to time, reasonably request in writing. The Company may exclude from such registration the Registrable Securities of any seller or Exchange Securities of any Participating Broker-Dealer who unrea-sonably fails to furnish such information.

               Each Holder and each Participating Broker-
     Dealer agrees by acquisition of such Registrable Securities or Exchange Securities of any Participating Broker-Dealer that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 6(e)(ii), 6(e)(iv), 6(e)(v) or 6(e)(vi), such Holder will forthwith discontinue disposition (in the jurisdictions specified in a notice of a 6(e)(iv) event, and elsewhere in a notice of a 6(e)(ii), 6(e)(v) or 6(e)(vi) event) of such Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supple-mented or amended Prospectus contemplated by Section 6(j), or until it is advised in writing (the "Advice") by the Company that offers or sales in a particular jurisdiction may be resumed or that the use of the applicable Prospectus may be resumed, as the case may be, and has received copies of any amendments or supplements thereto. If the Company shall give such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of such Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contem-plated by Section 6(j) or (y) the Advice.

     7.   Registration Expenses

               Subject to the terms of this Agreement, all fees and expenses incident to the performance of or compliance with this Agreement by the Company and the Guarantors shall be borne by the Company and the Guarantors whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation:

                              (i)  all registration and filing
          fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disburse-ments of counsel in connection with Blue Sky qualifications of the Registrable Securities or Ex-change Securities and determination of the eligi-bility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Securities, or (y) as pro-vided in Section 6(f), in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period);

                              (ii)  printing expenses (including,
          without limitation, expenses of printing certifi-cates for Registrable Securities or Exchange
          Securities in a form eligible for deposit with DTC and of printing Prospectuses if the printing of Prospectuses is requested by the managing under-writers, if any, or, in respect of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or of such Exchange Securities, as the case may be);

                              (iii)  messenger, telephone,
          duplication, word processing and delivery expenses incurred by the Company in the performance of its obligations hereunder;

                              (iv)  fees and disbursements of
          counsel for the Company;

                              (v)  fees and disbursements of all
          independent certified public accountants referred to in Section 6(n)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

                              (vi)  fees and expenses of any
          "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to the rules and regulation of the NASD, but only where the Company determines the need for such a "qualified independent underwriter" arises due to a relationship with the Company;

                              (vii)  Securities Act liability
          insurance, if the Company so desires such insurance;

                              (viii)  fees and expenses of all
          other Persons retained by the Company; internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties); and the expense of any annual audit; and

                              (ix)  rating agency fees and the
          fees and expenses incurred in connection with the listing of the Securities to be registered on any securities exchange.

     8.   Indemnification

               (a)  Indemnification by the Company.  The
     Company and the Guarantors, jointly and severally, shall, without limitation as to time, indemnify and hold harmless each Holder and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, each Person who controls each such Holder (with-in the meaning of Section 15 of the Securities Act or

     Section 20(a) of the Exchange Act) and the officers, directors, partners, employees, representatives and agents of each such Holder, Participating Broker-Dealer and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "Losses"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration State-ment, Prospectus or form of prospectus, or in any amend-ment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Losses are based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Company (or reviewed and approved in writing) by such Holder or Participating Broker-Dealer expressly for use therein; provided, however, that none of the Company or the Guarantors shall be liable to any indemnified party to the extent that any such Losses arise solely out of an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such indemnified party or related Holder of a Registrable Security failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such indemnified party or the related Holder of a Registrable Security to the person asserting the claim from which such Losses arise,
     (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or omission or alleged omission, and (iii) the Company and the Guarantors have complied with their obligations under
     Section 6(e) hereof. The Company and the Guarantors shall also indemnify underwriters, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange
     Act) to the same extent as provided above with respect to the indemnification of the Holders or the Partici-pating Broker-Dealer.

               (b) Indemnification by Holder of Registrable Securities. In connection with any Registration State-ment, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall, without limitation as to time, indemnify and hold harmless the Company and the Guarantors, their direc-tors, officers, agents and employees, each Person, if any, who controls the Company and the Guarantors (within the meaning of Section 15 of the Securities Act and
     Section 20(a) of the Exchange Act), and the directors, officers, agents or employees of such controlling per-sons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such untrue state-ment or alleged untrue statement of a material fact or omission or alleged omission of a material fact is con-tained in any information so furnished in writing by such Holder to the Company expressly for use therein.
     In no event shall the liability of any selling Holder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

               (c)  Conduct of Indemnification Proceedings.
     If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall promptly notify the party or parties from which such indemnity is sought (the "indemnifying parties") in writing; provided, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the indemnifying parties have been prejudiced materially by such failure.

               The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party, within 20 business days after receipt of written notice from such indemnified party of such proceeding, to assume, at its expense, the defense of any such proceeding, provided, that an indemnified party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless:
     (1) the indemnifying party has agreed to pay such fees and expenses; or (2) the indemnifying party shall have failed promptly to assume the defense of such proceeding or employ counsel; or (3) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party or any of its affiliates or controlling persons, and such indemnified party shall have been advised by counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interest between them (in which case, if such indemnified party notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party; it being under-stood, however, that, the indemnifying party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party).

               No indemnifying party shall be liable for any settlement of any such proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all Losses by reason of such settlement or judgment. The indemnifying party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such proceeding for which such indemnified party would be entitled to indemnification hereunder (whether or not any indem-nified party is a party thereto).

               (d)  Contribution.  If the indemnification
     provided for in this Section 8 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an indemnified party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 8(a) or 8(b) was available to such party.

               The parties hereto agree that it would not be just and equitable if contribution pursuant to this
     Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an indemnifying party that is a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder's Maximum Contribution Amount. A selling Holder's "Maximum Contribution Amount" shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Securi-ties over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the indemnifying parties may have to the indemnified parties.

     9.   Rule 144 and Rule 144A

               Each of the Company and the Guarantors
     covenants that it shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time any such Person is not required to file such reports, it will, upon the request of any Holder, make publicly available other information necessary to permit sales pursuant to Rule 144 and Rule 144A and (b) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A. Upon the request of any Holder, the Company and the Guarantors shall deliver to such holder a written state-ment as to whether they have complied with such informa-tion and requirements.

     10.  Underwritten Registrations

               If any of the Registrable Securities covered by any Shelf Registration are to be sold in an Underwritten Offering, the investment banker or invest-ment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering.

               No holder of Registrable Securities may
     participate in any Underwritten Registration hereunder unless such holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     11.  Miscellaneous

               (a)  Remedies.  In the event of a breach by
     the Company or any of the Guarantors of any of their respective obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchaser, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

               (b) No Inconsistent Agreements. The Company has not entered into, as of the date hereof, and shall not enter into, after the date of this Agreement, any agreement with respect to any of its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

               (c)  Amendments and Waivers.  The provisions
     of this Agreement, including the provisions of this sen-tence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities; provided, that Sections 4, 6(a) and 8 shall not be amended, modified or supplemented, and waivers or consents to departures from this proviso may not be given, unless the Company has obtained the written consent of each Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

               (d)  Notices.  All notices and other
     communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, certified first-class mail, return receipt requested, next-day air courier or facsimile:

                              (i)  if to a Holder, at the most
          current address given by such holder to the Company in accordance with the provisions of this Section 11(d), which address initially is, with respect to each holder, the address of such holder maintained by the Registrar under the Indenture, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, telecopy number (212) 735-3000, Attention: Matthew J. Mallow; and

                              (ii)  if to the Company or the
          Guarantors, initially ClimaChem, Inc., P.O. Box 754, 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73101, telecopy number (405) 235-5067,
          Attention: Tony M. Shelby, with a copy to Conner & Winters, One Leadership Square, Suite 1700, 211 North Robinson, Oklahoma City, Oklahoma 73102,
          Attention: Irwin H. Steinhorn, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11(d).

               All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

               Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

               (e)  Successors and Assigns.  This Agreement
     shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders.

               (f)  Counterparts.  This Agreement may be
     executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (h)  Governing Law.  THIS AGREEMENT SHALL BE
     GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND THE GUAR-ANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MAN-HATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SIT-TING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE GUAR-ANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT

     ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY CONSENT, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTI-FIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMIT-TED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR THE GUARANTORS IN ANY OTHER JURISDICTION.

               (i)  Severability.  If any term, provision,
     covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

               (j) Entire Agreement. This Agreement is in-tended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company in respect of securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               (k)  Attorneys' Fees.  In any proceeding
     brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the courts, shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

               (l)  Securities Held by the Company or its
     Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than Holders deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   CLIMACHEM, INC.


                                   By:_______________________
                                   Name:  Tony M. Shelby
                                   Title: Vice President

                                  THE GUARANTORS:

                                   International Environmental
                                   Corporation
                                   Climate Master, Inc.
                                   CHP Corporation
                                   KOAX Corporation
                                   APR Corporation
                                   LSB Chemical Corp.
                                   Slurry Explosive Corporation
                                   Universal Tech Corporation
                                   Total Energy Systems Limited
                                   Northwest Financial Corporation
                                   DSN Corporation


                                   By:____________________________
                                      Name:  Tony M. Shelby
                                      Title:   Vice President


                                   Climate Mate, Inc.
                                   The Environmental Group
                                   International
                                   Limited


                                  By:_____________________________
                                  Name:  David R. Goss


                                   Total Energy Systems (NZ) Ltd.
                                   T.E.S. Mining Services Pty. Ltd.
                                   El Dorado Chemical Company


                                  By:_____________________________
                                  Name:  James L. Wewers

                                  The Environmental Group, Inc.


                                  By:________________________________
                                  Name:  Barry H. Golsen


ACCEPTED AND AGREED TO:

WASSERSTEIN PERELLA SECURITIES, INC.


By:_________________________________
   Name:  James C. Kingsbery
   Title:  Chief Financial Officer